UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2102 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the previously disclosed acquisition of Pasture Genetics Pty Ltd. (“PG”) by S&W Seed Company Australia Pty Ltd, a wholly owned subsidiary of S&W Seed Company (“S&W Australia”), on February 24, 2020 PG refinanced its existing working capital facility of approximately AUD $11.0 million (the “PG Facility”) pursuant to the terms of a letter agreement with National Australia Bank Ltd. (“NAB”). The PG Facility has a credit limit of AUD $10.0 million, with a borrowing base determined from qualified inventory and accounts receivable. The PG Facility will expire on March 31, 2022. Interest will be payable on amounts outstanding under the PG Facility at a floating trade refinance rate quoted by NAB plus 1.5% at the time of each drawdown.

In addition, on February 24, 2020, S&W Australia entered into a letter agreement with NAB (the “S&W Australia Letter Agreement”) which modified the terms of certain of S&W Australia’s credit facilities with NAB as set forth below:

•

Flexible rate loan.  The credit limit under S&W Australia’s flexible rate loan (the “Term Loan”) was increased from AUD $500,000 to AUD $5.0 million. Pursuant to the terms of the S&W Australia Letter Agreement, the permitted drawdown period under the Term Loan will expire on May 14, 2020, and required annual principal payments of AUD $500,000 will commence on November 30, 2020, with the remainder of any unpaid balance becoming due on March 31, 2025. Monthly interest amounts outstanding under the Term Loan will be payable in arrears at a floating rate quoted by NAB for the applicable pricing period, plus 2.6%. In connection with the refinancing of PG’s working capital facility as described above, S&W Australia has fully drawn down the Term Loan.

•

Borrowing base facility. The credit limit under S&W Australia’s borrowing base facility (the “Borrowing Base Facility”) was increased from AUD $13.0 million to AU$16.0 million, with a borrowing base determined from qualified inventory and accounts receivable. The expiration date of the Borrowing Base Facility was extended to March 31, 2022.

Each of the PG Facility, Term Loan and Borrowing Base Facility are secured by a lien on all of the assets of PG and S&W Australia and are cross-guaranteed by PG and S&W Australia. S&W Seed Company will continue to provide a corporate guarantee to NAB up to a maximum of AUD $15,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Dated: February 28, 2020
	By:	/s/ Matthew K. Szot
Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer